UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   December 17, 2007

INTRICON CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-5005	23-1069060
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1260 Red Fox Road, Arden Hills, MN 55112

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (651) 636-9770

____________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.   Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

(d)       On December 17, 2007, the Board of Directors of IntriCon Corporation, a Pennsylvania corporation (the “Company”), authorized the transfer of the listing of the Company’s common stock, $1.00 par value per share (the “Common Stock”), from the American Stock Exchange to the NASDAQ Global Market. The Company has received notice from the NASDAQ Stock Market, LLC that it has approved the listing of the Common Stock on the NASDAQ Global Market. The Company expects that trading of its Common Stock will cease on the American Stock Exchange, and begin on the NASDAQ Global Market, at the opening of trading on January 2, 2008. The Common Stock will continue to trade on the NASDAQ Global Market under the symbol “IIN.”

Item 7.01.   Regulation FD Disclosure

A copy of the press release related to the Company’s transfer of its stock listing from the American Stock Exchange to Nasdaq is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits

99.1	Press Release dated December 17, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IntriCon Corporation
	By:	/s/Scott Longval
Date: December 17, 2007		Scott Longval Chief Financial Officer

EXHIBIT INDEX

99.1 Press Release dated December 17, 2007